UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2010 (July 2, 2010)

KEY ENERGY SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-4300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 2, 2010, Key Energy Services, Inc., a Maryland corporation (the “Company”), agreed to sell its pressure pumping and wireline services businesses and related assets (the “Divested Businesses”) to a wholly-owned subsidiary of Patterson-UTI Energy, Inc., a Delaware corporation (“Patterson-UTI”), pursuant to an Asset Purchase Agreement (the “Agreement”) by and among the Company and its wholly-owned subsidiaries Key Energy Pressure Pumping Services, LLC, a Texas limited liability company, and Key Electric Wireline Services, LLC, a Delaware limited liability company, and Patterson-UTI and its wholly-owned subsidiary Portofino Acquisition Company, a Delaware corporation. The Company anticipates total consideration for the sale of the Divested Businesses, which includes retained working capital (other than inventory), to approximate $256.7 million, of which approximately $237.7 million will be paid in cash at closing. The purchase price is subject to certain adjustments based on closing inventory and the value of certain owned properties that may be retained by the Company.

The Agreement contains customary representations, warranties, covenants and indemnity obligations of the parties. Closing is subject to certain regulatory approvals and other customary closing conditions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement has been included to provide investors with information regarding its terms and is not intended to provide other factual information about the parties thereto. The representations, warranties and covenants contained in the Agreement were made only for the purpose of such Agreement, were made as of specific dates and were solely for the benefit of the parties thereto. The assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that were exchanged in connection with signing the Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Agreement. Accordingly, investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts at the time they were made or otherwise.

Item 7.01. Regulation FD Disclosure

On July 6, 2010, the Company issued a press release announcing its agreement to sell the Divested Businesses pursuant to the Agreement, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1
Asset Purchase Agreement, dated as of July 2, 2010, by and among Key Energy Pressure Pumping Services, LLC, Key Electric Wireline Services, LLC, Key Energy Services, Inc., Portofino Acquisition Company and Patterson UTI Energy, Inc.

99.1	Press Release of Key Energy Services, Inc. issued July 6, 2010.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Dated: July 6, 2010

By:   /s/ Kimberly R. Frye
Kimberly R. Frye
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of July 2, 2010, by and among Key Energy Pressure Pumping Services, LLC, Key Electric Wireline Services, LLC, Key Energy Services, Inc., Portofino Acquisition Company and Patterson UTI Energy, Inc.

99.1	Press Release of Key Energy Services, Inc. issued July 6, 2010.